Exhibit 10.17

                         ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT (this "Agreement"), entered into this 14th day of February, 1997, by and among FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Buyer"), PALM BEACH FINANCE AND MORTGAGE COMPANY, a Florida corporation ("PBF"), TWO TWO FIVE NORTH MILITARY CORP., d/b/a MIRACLE MILE MOTORS, a Florida corporation ("MMM"), and DAVID BUMGARDNER, an individual (the "Stockholder");


                      W I T N E S S E T H:


      WHEREAS, PBF and MMM (each a "Seller" and collectively the "Sellers") are engaged, among other things, in a business consisting of a retail automobile dealership for both new and used automobiles and other consumer vehicles, including finance and leasing activities in connection therewith (collectively, the "Business"); and

      WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of each of the Sellers, and as such will derive substantial benefit from the transactions contemplated by this Agreement; and

      WHEREAS, in connection with and in furtherance of such Business, the Sellers are the owners of certain assets and properties; and

      WHEREAS, the Sellers desire to sell substantially all of their assets and properties to the Buyer, and the Buyer desires to purchase such assets and properties, and the Business as a going concern, all upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1.        ACQUIRED ASSETS.

          _1.1      PBF Assets.  Subject to the terms and conditions of this
Agreement, PBF hereby sells, transfers and delivers to the Buyer, and the Buyer hereby purchases and receives from PBF, the following assets, properties and business of PBF as same are constituted on the date hereof (the "PBF Assets"):

     (a)       All cash and marketable securities of PBF;

     (b) all finance receivables, accounts receivable, notes receivable and other rights to receive payment (including any related guaranties, security deposits or other collateral therefor) under credit agreements, finance leases and other such agreements entered into in the Business, including but not limited to those credit agreements, finance leases and other agreements listed on Schedule 1.3 annexed hereto (collectively, the "PBF Receivables");

       (c) All inventory of PBF, consisting primarily of new and used vehicles, auto supplies and spare auto parts (collectively, the "PBF Inventory");

       (d) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, vehicles, signs, lighting and other fixed assets of PBF (the "PBF Fixed Assets");

       (e) Any and all prepaid expenses of PBF (excluding prepaid sales taxes):

       (f)       All trade names, customer lists, supplier lists, trade secrets,
technical   information,   and  other  such   knowledge   and   information
constituting the "know-how" of PBF, and the good will of PBF;

       (g) All contract rights, commitments and claims of PBF, including rights as lessee under PBF's Lease (as such term is defined in Section 4.13
below),  any  equipment  leases  and  vehicle  leases,  and  rights   under
manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles;

       (h) All software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the business of PBF; and

 (i) All other rights and assets of any kind, tangible or intangible, of PBF, whether or not reflected in PBF's financial statements or on its books and records, including but not limited to such rights (if any) as PBF may have with respect to its existing telephone numbers, fax numbers and directory listings.

          1.2 MMM Assets. Subject to the terms and conditions of this Agreement, MMM hereby sells, transfers and delivers to the Buyer, and the Buyer hereby purchases and receives from MMM, the following assets, properties and business of MMM as same are constituted on the date hereof (the "MMM Assets"):

         (a)       All cash and marketable securities of MMM;

   (b) All finance receivables, accounts receivable, notes receivable and other rights to receive payment (including any related guaranties, security deposits or other collateral therefor) under credit agreements, finance leases and other such agreements entered into in the Business, including but not limited to those credit agreements, finance leases and other agreements listed on Schedule 3 annexed hereto (collectively, the
"MMM   Receivables",  and  collectively  with  the  PBF  Receivables,   the
"Receivables");

          (c) All inventory of MMM, consisting primarily of new and used vehicles, auto supplies and spare auto parts (collectively, the "MMM Inventory", and collectively with the PBF Inventory, the "Inventory");

          (d) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, vehicles, signs, lighting and other fixed assets of MMM (the "MMM Fixed Assets", and collectively with the PBF Fixed Assets, the "Fixed Assets");

      (e) Any and all prepaid expenses of MMM (excluding prepaid sales taxes);

      (f)       All trade names, customer lists, supplier lists, trade secrets,
technical   information,   and  other  such   knowledge   and   information
constituting the "know-how" of MMM, and the good will of MMM;

      (g) All contract rights, commitments and claims of MMM, including rights as lessee under MMM's Lease (as such term is defined in Section 4.13
below),  any  equipment  leases  and  vehicle  leases,  and  rights   under
manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles;

      (h) All software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the business of MMM; and

    (i) All other rights and assets of any kind, tangible or intangible, of MMM, whether or not reflected in MMM's financial statements or on its books and records, including but not limited to such rights (if any) as MMM may have with respect to its existing telephone numbers, fax numbers and directory listings.

    1.3 The Assets. The PBF Assets and the MMM Assets are collectively referred to in this Agreement as the "Assets". Annexed as Schedule 1.3 is a correct and complete list of substantially all of the Assets, provided that the omission of any Assets from such list shall not be deemed to exclude such Assets from the Assets being transferred to the Buyer hereunder.

     2.        ASSUMED LIABILITIES.

 2.1 Assumed Liabilities. Subject to the terms and conditions of this Agreement, each of the Sellers hereby assigns to the Buyer, and the Buyer hereby assumes, and agrees to pay and perform when due, the following liabilities and obligations of the Sellers, as same are constituted on the date hereof (collectively, the "Assumed Liabilities"):

   (a) All trade accounts payable of the Sellers incurred in the normal course of business;

   (b)       All payroll and related federal and state withholding taxes for
the   Sellers'  current  payroll  remittance  period  (to  the  extent  not heretofore remitted by the subject Seller to the applicable taxing authority);

   (c) All liabilities of the Sellers from and after the date hereof as lessee under the Leases and those outstanding vehicle and equipment leases or financing agreements listed on Schedule 2.1 annexed hereto;

   (d) All ongoing customer service obligations in the normal course of business in respect of vehicle sales and leasing transactions by the Sellers prior to the date hereof, except to the extent that any such obligations may, in any instance, arise out of the gross negligence, willful misconduct or fraudulent act of either Seller or any of its employees or agents; and

   (e) All other executory contracts, service contracts, orders and commitments which in any instances are for the purchase of inventory and/or supplies or the rendition of services by the Sellers, and which have been entered into by the Sellers in the normal course of business prior to the date hereof.

Annexed hereto as Schedule 2.1 is a correct and complete listing of all of the Assumed Liabilities.

      2.2 Excluded Liabilities. Notwithstanding anything to the contrary contained in Section 2.1 above, the Buyer shall not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of either of the Sellers (a) in the nature of customer claims, employee claims or other contingent liabilities arising out of or relating to any operations of either of the Sellers prior to the date hereof, except to the extent specifically assumed pursuant to
Section 2.1(d) above, (b) relating to any lease obligations of any kind other than for periods from and after the date hereof under the Leases and any leases for personal property listed on Schedule 2.1, (c) under or relating to any line of credit or other arrangement under which either Seller is or may be a borrower, (d) except to the extent expressly assumed pursuant to Section 2.1(b) above, relating to any federal, state or local income, franchise, sales, use, property, excise, transfer or other taxes payable by or in respect of either of the Sellers, including but not limited to any such taxes which may be assessable against either Seller arising out of, in connection with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (e) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against either Seller, (f) relating to recapture of any depreciation deduction or investment tax credit of either Seller,
(g) under or in respect of any benefit plans now or heretofore maintained by either Seller in respect of or for the benefit of any of its employees, or (h) not specifically assumed by the Buyer in Section 2.1 above.

     3.        PURCHASE PRICE.

          3.1      PBF Purchase Price.

(a) The net purchase price for the PBF Assets (collectively, the "PBF Purchase Price") is the sum of (i) $1,023,148, which is being paid to PBF by certified or bank cashier's check being delivered to PBF concurrently with the execution and delivery of this Agreement, or by wire transfer of immediately available funds to PBF's designated account on the date hereof, and (ii) an aggregate of 68,783 shares of common stock of the Buyer's corporate parent, Smart Choice Holdings, Inc. (the "Parent"), which are being issued and delivered to PBF concurrently with the execution and delivery of this Agreement, and which the Buyer and PBF agree have a fair value on the date hereof of $601,852. The parties hereby acknowledge and confirm that the sum of $50,000 has previously been deposited into escrow as a down payment on that portion of the PBF Purchase Price set forth in clause (i) of this Section 3.1(a), and the parties hereby confirm, by their execution and delivery of this Agreement, that such down payment and all interest earned thereon may be released from escrow and paid to PBF (and same shall constitute partial payment under clause (i) hereof).

   (b) In the event that none of the following events occurs: (i) the Parent consummates an initial public offering of its common stock on or prior to June 30, 1997, (ii) the Parent consummates, on or prior to June 30, 1997, a merger, share exchange or other business combination (a "Combination") with another entity (an "Exchange Entity") whereby the stockholders of the Parent receive shares of such Exchange Entity of a class which is listed or traded on any national securities exchange or recognized automated quotation system (such as NASDAQ), or (iii) the shares of common stock of the Parent issued hereunder are included in a registration statement filed on or before June 30, 1997 in accordance with
Section 9.2 below, and any such registration statement, if timely filed, is thereafter pursued to effectiveness with reasonable diligence; then (A) the Buyer shall cause the Parent to redeem all of the shares of common stock of the Parent issued hereunder for an aggregate price equal to the agreed value thereof pursuant to Section 3.1(a) above, which shall be payable in immediately available funds within sixty (60) days after written demand therefor made at any time after July 1, 1997 and prior to the occurrence of either of the events described in clauses (i) and (ii) of this Section 3.1(b) (without regard to the date of the occurrence of such event), and
(B) any failure to effect any such required redemption shall constitute a default under any lease agreement between the Buyer and any of its affiliates (on the one hand) and either of the Sellers or the Stockholder or any of their respective affiliates (on the other hand).

          3.2      MMM Purchase Price.

(a) The net purchase price for the MMM Assets (collectively, the "MMM Purchase Price") is the sum of (i) $3,226,852, which is being paid to MMM by certified or bank cashier's check being delivered to MMM concurrently with the execution and delivery of this Agreement, or by wire transfer of immediately available funds to MMM's designated account on the date hereof, and (ii) an aggregate of 216,931 shares of common stock of the Parent, which are being issued and delivered to MMM concurrently with the execution and delivery of this Agreement, and which the Buyer and MMM agree have a fair value on the date hereof of $1,898,148. The shares being issued to MMM on the date hereof under this Section 3.2 shall be subject to possible redemption in a manner consistent with the provisions of Section 3.1(b) above.

(b)       The shares of common stock of the Parent being issued pursuant to
Section 3.1 above and this Section 3.2 are collectively referred to as the "Shares".

  3.3 Net Price. The foregoing purchase price for the Assets shall be in addition to the assumption of the Assumed Liabilities set forth in
Section 2.1 above.

  3.4 Allocation of Consideration. The purchase price specified in Sections 3.1 and 3.2 above shall be allocated, as among the Assets and the Sellers' covenants pursuant to Section 7 below, in accordance with Schedule
3.4 annexed hereto.

  3.5 Application of Certain Proceeds. To the extent required in order to permit the transfer and delivery of the Assets free and clear of all liens, pledges, claims, security interests and encumbrances, the Sellers shall utilize a portion of the PBF Purchase Price and/or the MMM Purchase Price to repay any obligations for which any of the Assets constitutes collateral (including, without limitation, any line of credit or other arrangement under which either Seller is or may be a borrower).

     4.        REPRESENTATIONS AND WARRANTIES OF
               THE SELLERS AND THE STOCKHOLDER .

   (a) PBF and the Stockholder hereby jointly and severally represent and warrant to the Buyer solely with respect to PBF, the PBF Assets and PBF's Business, (b) MMM and the Stockholder hereby jointly and severally represent and warrant to the Buyer solely with respect to MMM, the MMM Assets and MMM's Business, and (c) the Sellers and the Stockholder hereby jointly and severally represent and warrant solely as to Sections 4.6(c) and 4.6(d) below, as follows:

          4.2 Organization, Good Standing and Qualification. PBF is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and MMM is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Such Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. Such Seller is not required to be qualified as a foreign corporation under the laws of any jurisdiction.

          4.3 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Seller has been duly and validly authorized by the Board of Directors of such Seller and by the Stockholder (as the sole stockholder of such Seller). No further corporate authorization is required on the part of such Seller to consummate the transactions contemplated hereby.

      4.4 Valid and Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of such Seller and the Stockholder, enforceable against such Seller and the Stockholder in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

      4.5 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by such Seller and the Stockholder, nor compliance with the terms and provisions of this Agreement on the part of such Seller and the Stockholder, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting such Seller; (b) require the issuance to such Seller of any authorization, license, consent or approval of any federal or state governmental agency or any other person; (c) conflict with or result in a breach of any of the terms, conditions or provisions of such Seller's certificate of incorporation or by-laws or any judgment, order, injunction, decree, agreement or instrument to which such Seller or the Stockholder is a party, or by which such Seller or the Stockholder is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which such Seller or the Stockholder is a party or by which such Seller or the Stockholder is bound.

 4.6 Subsidiaries and Investments. Such Seller does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the Business conducted by such Seller.

 4.7      Financial Information.

 (a) Annexed hereto as Schedule 4.6(a) are (i) the unaudited combined financial statements (including combined balance sheet, combined income statement and combined statement of cash flows) for the Sellers as of December 31, 1993, December 31, 1994 and December 31, 1995 and for each of the years then ended, which have been reviewed by Templeton & Company, P.A., independent certified public accountants, in accordance with the Statement of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and (ii) the unaudited combined financial statements (including combined balance sheet, combined income statement and combined statement of cash flows) for the Sellers as of June 30, 1996 and for the six (6) months then ended, which have been compiled by Templeton & Company, P.A., independent certified public accountants, in accordance with the applicable accounting standards therefor (collectively, the "Financial Statements"), all of which fairly reflect, in all material respects, the financial condition and results of operations of the subject Seller as of the dates thereof and for the periods then ended (subject to non-material audit adjustments and the absence of full footnote disclosures); and, without limitation of the foregoing, neither of the Sellers has any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of such Seller's business.

   (b) Annexed hereto as Schedule 4.6(b) are the payment histories of each of the credit agreements, finance leases and other agreements underlying the Receivables, all of which fairly present the dates and amounts of all receipts and disbursements under or in respect of such credit agreements, finance leases and other agreements. Except as and to the extent reflected in such payment histories, (i) all payments under such credit agreements, finance leases and other agreements have been made in a full and timely manner, and (ii) there have been no prepayments made in respect of any such credit agreements, finance leases or other agreements.

     (c) With respect to the calendar year 1993, as at the end of any calendar month in such calendar year, the Value (as such term is hereinafter defined) of the Sellers' Receivables did not at any time exceed the aggregate amount of $5,324,346 and were at no time less than the aggregate amount of $4,452,501; and, during calendar year 1993, the Sellers (on a combined basis) collected not less than $4,557,014 in cash in respect of Receivables. With respect to the calendar year 1994, as at the end of any calendar month in such calendar year, the Value of the Sellers' Receivables did not at any time exceed the aggregate amount of $5,549,965 and were at no time less than the aggregate amount of $4,658,164; and, during calendar year 1994, the Sellers (on a combined basis) collected not less than $4,534,904 in cash in respect of Receivables. With respect to the calendar year 1995, as at the end of any calendar month in such calendar year, the Value of the Sellers' Receivables did not at any time exceed the aggregate amount of $5,888,744 and were at no time less than the aggregate amount of $5,008,428; and, during calendar year 1995, the Sellers (on a combined basis) collected not less than $4,347,111 in cash in respect of Receivables. With respect to the five months ended May 31, 1996, as at the end of any calendar month during such period, the Value of the Sellers' Receivables did not at any time exceed the aggregate amount of $5,933,427 and were at no time less than the aggregate amount of $5,377,358; and the Sellers (on a combined basis) collected not less than $1,851,844 in cash in respect of Receivables during such five (5) months. As used herein, the term "Value", as applied to Receivables at any date in question, means the outstanding principal and unpaid accrued and future interest of the Receivables as of such date, without deduction for any reserve for doubtful accounts.

(d) On the date hereof, the sum of (i) the value of the Sellers' cash and marketable securities (valued at face amount or current market price, as the case may be), plus (ii) the Value of the Receivables, is not less than $5,800,000; and the aggregate value of the Inventory (valued at the lower of cost or market, on a first in-first out basis) on the date hereof is not less than $800,000.

    4.8 No Material Changes. Since the date of the most recent of the Financial Statements, (a) the business of such Seller has been operated solely in the normal course, (b) there has been no material adverse change in the financial condition, operations or business of such Seller from that reflected in such Financial Statements, (c) such Seller has not incurred any material obligation or liability except in the normal course of business, (d) such Seller has not effected or suffered any material change in its collection practices, or with respect to the timing and manner of payment of accounts payable, (e) such Seller has not paid any dividends or made any other distributions to any of its stockholders or any of their respective affiliates, except for compensation for services rendered in dollar amounts consistent with the past practices of such Seller, and (f) there has not been any (i) sale, assignment or transfer by such Seller of any assets or other part of its business, excluding the sale or disposition of inventory in the ordinary course of business, (ii) acquisitions or commitments to acquire (whether by purchase, lease or otherwise) any capital assets (excluding inventory) by the Sellers (collectively) wherein the aggregate payments will exceed $10,000, (iii) increase or commitment to increase the compensation or benefits of any employees, (iv) implementation or institution of any bonus, benefit, profit-sharing, pension, retirement or other plan or similar arrangement which was not in existence on June 30, 1996, or (v) new employment agreement, or modification of any existing employment agreement, by such Seller. Repayments under any outstanding line of credit or other borrowing arrangement, whether or not consistent with past practice, shall not constitute a material change which would be required to be disclosed pursuant to this Section 4.7.

          4.9      Tax Matters.

                (a) Such Seller has, to the date hereof, timely filed all tax reports and tax returns required to be filed by such Seller, and such Seller has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to such Seller as of the date hereof have been fully paid, and all taxes and other assessments and levies which such Seller is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of such Seller.

                (b) There are no audits pending with respect to any federal, state or local tax reports or tax returns of such Seller, and no waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of such Seller.

    4.10 Title and Condition of the Assets. PBF has and owns good and marketable title to all of the PBF Assets, and MMM has and owns good and marketable title to all of the MMM Assets, in each case free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature (except for any such liens, security interests or encumbrances which are being discharged pursuant to Section 3.5 above).
All of the Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted, and are sufficient for the continued conduct of such Business.

 4.11 Receivables. All of the Receivables (whether reflected in the Financial Statements or thereafter created or acquired by such Seller prior to the date hereof), (a) have arisen in the normal course of such Seller's business, (b) are not subject to any counterclaims, set-offs, allowances or discounts of any kind, except to the extent of the reserve for doubtful accounts in the amount set forth in the June 30, 1996
Financial Statements, and (c) have been, are and will be valid and collectible in the ordinary course of the Business; and neither such Seller nor the Stockholder has any knowledge of any material or unusual risk of non-payment of any of the Receivables.

   4.12 Inventory. All of the Inventory (whether reflected in the Financial Statements or thereafter acquired by such Seller prior to the date hereof) is of a quality, age and quantity consistent with the historical practices of the subject Seller, and is valued on such Seller's books at the lower of cost or market (on a first in-first out basis).

   4.13          Legal Compliance.  Such Seller is, and for the past three
(3) years has been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted; and such Seller is not in default or violation in respect of or under any of the foregoing, and neither such Seller nor the Stockholder is aware of any past or present condition or circumstance in such Seller's business (including, without limitation, with respect to any real property now or previously occupied by such Seller) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

  4.14 Real Property. Such Seller does not own any real estate or any interest therein, except to the extent of such Seller's interests as lessee or sublessee under those leases or subleases annexed hereto as
Schedule 4.13 (collectively, the "Leases"). Such Seller (and, to the best of such Seller's and the Stockholder's knowledge, the landlords thereunder) is presently in compliance with all of its obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted. No consent of any landlord under any of the Leases which has not previously been obtained is required in order to effect the assignment of the Leases to the Buyer pursuant to this Agreement.

     4.15 Insurance. Such Seller maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for businesses of similar size, scope and nature.

    4.16 Employees. Such Seller is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of such Seller. Such Seller has not had any material labor difficulty in the past two (2) years, and neither such Seller nor the Stockholder has received notice of any unfair labor practice charges against such Seller or any actual or alleged violation by such Seller of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

  4.17 Employee Benefits. Such Seller is not required to make any contributions, and has no outstanding obligation to make any contribution, to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and such Seller does not have any obligations with respect to deferred compensation or future benefits to any past or present employee. Schedule 4.16 annexed hereto fairly summarizes the employee benefits currently granted by such Seller to its employees, provided that nothing herein contained shall be deemed to obligate the Buyer to assume or continue any such employee benefit or provide any comparable benefit.

       4.18 Contracts and Commitments. Such Seller has previously provided to the Buyer true and complete copies of all of the credit agreements, finance leases and other agreements underlying the Receivables. Other than (a) such credit agreements, finance leases and other agreements underlying the Receivables, (b) the Leases, and (c) those contracts and commitments listed on Schedule 4.17 annexed hereto, there is no contract, agreement, commitment or understanding which is material to the ongoing operation of the Business.

   4.19 Litigation. There is no pending or, to the best knowledge of such Seller and the Stockholder, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against such Seller or relating to its business.

   4.20 Intellectual Property. Such Seller has the valid right to utilize all trade names and other intellectual property utilized in its business, and has not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person.

   4.21 Going Concern. Neither such Seller nor the Stockholder has any knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any
material  supplier,  referral  source,  client  or  customer)  that   would
materially impair the ability of the Buyer to continue the Business heretofore conducted by such Seller in substantially the manner heretofore conducted by such Seller (other than general, industry-wide conditions).

     4.22 The Shares. Such Seller hereby confirms that the Shares constitute "restricted securities" under applicable federal and state securities laws, and that the Shares may not be resold in the absence of an effective registration thereof under federal and state securities laws or an available exemption from such registration requirements.

     4.23 Disclosure and Duty of Inquiry. Subject to Section 5.7 below, the Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Sellers and the Stockholder in this Agreement.

     5.        REPRESENTATIONS AND WARRANTIES OF THE BUYER.

           In connection with the Buyer's purchase of the Assets from the Sellers, the Buyer hereby represents and warrants to the Sellers and the Stockholder as follows:

    5.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

    5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

    5.3 Valid and Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

    5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

    5.5 Capitalization. The issuance of the Shares hereunder has been duly authorized by all necessary corporate action on the part of the Parent, and the Shares are validly issued, fully paid and non-assessable.

 5.6 Access to Books and Records. The Buyer has permitted the Sellers to have access to such of the books and records of the Buyer as the Sellers have requested in connection with the transactions contemplated by this Agreement.

          5.7 Review of Schedules. The Buyer has reviewed the various Schedules provided by the Sellers and the Stockholder pursuant to this Agreement, provided that such review shall not render the Buyer responsible for the truth, accuracy or completeness of any information contained in (or required to be contained in) any of such Schedules.

     5.8 Business Plan. The Buyer has provided to the Sellers and the Stockholder, either in writing or verbally, all material information regarding the Buyer's business plan as developed to date, provided that nothing herein contained shall be deemed to preclude the Buyer from amending such business plan in its discretion at any time and from time to time hereafter.

 5.9 Disclosure and Duty of Inquiry. The Sellers and the Stockholders are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer in this Agreement.

     6.        ADDITIONAL AGREEMENTS.

 6.1 Bills of Sale; Assumption Agreements. The parties hereby confirm that this Agreement shall be sufficient as a bill of sale in respect of the Assets and as an assumption agreement in respect of the Assumed Liabilities; provided, however, that if, as and when required, or reasonably requested by any party, the parties shall execute and deliver such supplemental agreements, instruments, certificates of title and other documents as may be necessary or appropriate in order to give effect to the transfer of the Assets to the Buyer and the assignment to and assumption by the Buyer of the Assumed Liabilities.

       6.2 Certificates of Title. Concurrently with the execution and delivery of this Agreement, the Sellers are delivering to the Buyer the properly endorsed Certificates of Title and/or other evidences of ownership of all vehicles in the Inventory, and any and all vehicles constituting part of the Fixed Assets, all of which title documents shall contain all necessary endorsements to effect the removal of any liens or encumbrances on any of such vehicles. The Buyer shall be responsible for effecting the recordation of such certificates and the reissuance (as required) of new certificates of title for such vehicles in the name of the Buyer; and the Sellers shall be responsible for the payment of any applicable transfer taxes in connection therewith.

   6.3 Audit of Financial Statements. Each Seller shall, from time to time as and when requested by the Buyer and/or the Parent from and after the date hereof, (a) permit the Buyer, the Parent and their accountants to have access to all books and records of the Sellers for the purpose of performing an audit of the Sellers and/or the Financial Statements sufficient to enable such accountants to render their unqualified opinion on the financial statements of the Business for all periods from and after January 1, 1993 in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and (b) permit the Buyer, the Parent and their accountants to obtain copies of all work papers utilized or prepared by the Sellers' accountants in connection with their review of the Financial Statements, and consult with the Sellers' accountants as and to the extent necessary or appropriate in connection with the preparation of the audited financial statements contemplated by this Section 6.3.

     7.        RESTRICTIVE COVENANTS.

            7.45 Acknowledgements. The Sellers and the Stockholder acknowledge and agree that: (gg) the business contacts, customers, suppliers, know-how, trade secrets, marketing techniques and other aspects of the Business have been of value to the Sellers, and have provided the Sellers (and will hereafter provide the Buyer) with substantial competitive advantage in the operation of the Business, and (hh) by virtue of their previous relationships, the Sellers and the Stockholder have detailed knowledge and possess confidential information concerning the Business.

           7.46 Limitations. Neither of the Sellers nor the Stockholder shall directly or indirectly, for itself or himself, or through or on behalf of any other person or entity:

 (a) at any time, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information relating to the Business of whatever nature existing on or prior to the date hereof (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (i) it is a matter of common knowledge or public record, (ii) it is generally known in the industry, or (iii) the subject Seller or Stockholder can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement); and/or

   (b) at any time during the one (1) year period from and after the date hereof (the "Restrictive Period"), invest, carry on, engage or become involved, either as a principal, operator, an employee, agent, advisor, officer, director, stockholder (excluding ownership of not more than 3% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than the Parent or any of its subsidiaries, affiliates, successors or assigns) which: (i) is or shall be located or operating, or soliciting or servicing automobile dealers, clients or customers located, anywhere in the State of Florida, and (ii) is or becomes, at any time during the Restrictive Period, engaged in any manner in any retail sale or leasing of automobiles or other consumer vehicles, or in any leasing or financing activities related to or arising out of any retail sale of automobiles or other consumer vehicles.

          7.3      Remedies.

   (a) The parties hereby acknowledge and agree that, in the event of any breach, directly or indirectly, of Section 7.2 above, it will be difficult to ascertain the precise amount of damages that may be suffered by the Buyer by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, the breaching party or parties shall be required to pay to the Buyer, on demand from time to time, the aggregate sum of $100 per day for each day in which any violative acts or activities existed or were continuing. The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any such breach, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any such breach.

(b) The parties hereby further acknowledge and agree that any breach, directly or indirectly, of Section 7.2 above will cause the Buyer irreparable injury for which there is no adequate remedy at law. Accordingly, each of the Sellers and the Stockholder expressly agrees that, in the event of any such breach or any threatened breach hereunder, directly or indirectly, the Buyer shall be entitled, in addition to any and all other remedies available (including but not limited to the liquidated damages provided for in Section 7.3(a) above), to seek and obtain, without requirement of posting any bond or other security, injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach under the provisions of this Agreement.

                (e) In the event of any dispute under or arising out of this Section 7, the prevailing party or parties in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages that may be awarded, its or their reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

 7.4 Severability. It is acknowledged, understood and agreed that the restrictions contained in this Section 7 (a) are made for good, valuable and adequate consideration received and to be received by the Sellers and the Stockholder, and (b) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Buyer and the good will thereof. It is intended that said provisions be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or other tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration, geographic area or in any other relevant respect, only to that extent necessary to render same valid and enforceable, and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

     8.        INDEMNIFICATION.

          8.1       General.

    (a) Without prejudice to any rights of contribution as among each Seller and the Stockholder, (i) PBF and the Stockholder shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("PBF Losses") as a result of (A) any breach of, or failure by PBF or the Stockholder to perform, any of the representations, warranties, covenants or agreements of PBF or the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of PBF or the Stockholder under this Agreement, or (B) any failure by PBF to pay or perform when due any of its retained liabilities, and (ii) MMM and the Stockholder shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("MMM Losses") as a result of
(A) any breach of, or failure by MMM or the Stockholder to perform, any of the representations, warranties, covenants or agreements of MMM or the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of MMM or the Stockholder under this Agreement, or (B) any failure by MMM to pay or perform when due any of its retained liabilities. The PBF Losses and the MMM Losses are collectively referred to in this Agreement as "Losses".

  (b) The Buyer shall defend, indemnify and hold harmless the Sellers and the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Sellers or the Stockholder may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement, or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

          8.2       Limitations on Certain Indemnity.

     (a) Notwithstanding any other provision of this Agreement to the contrary, (i) neither PBF nor the Stockholder shall be liable to the Buyer with respect to PBF Losses unless and until the aggregate amount of all PBF Losses incurred by the Buyer shall exceed the sum of $12,500 (the "PBF Basket"), and (ii) PBF and the Stockholder shall thereafter be jointly and severally liable for all PBF Losses in excess of the PBF Basket, provided that PBF's and the Stockholder's maximum aggregate liability in respect of all PBF Losses shall not, in the absence of proven fraud by PBF or the Stockholder in respect of any particular PBF Losses, in any event exceed the limitations set forth in Section 8.2(c)(i) below; provided, however, that the PBF Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the PBF Basket or such limitation of liability, any PBF Losses arising by reason of (A) any breach by PBF or the Stockholder of Section 7.2 above, (B) any failure by PBF to pay or perform when due any of its retained liabilities, or (C) any PBF Losses involving proven fraud by PBF or the Stockholder.

     (b) Notwithstanding any other provision of this Agreement to the contrary, (i) neither MMM nor the Stockholder shall be liable to the Buyer with respect to MMM Losses unless and until the aggregate amount of all MMM Losses incurred by the Buyer shall exceed the sum of $37,500 (the "MMM Basket"), and (ii) MMM and the Stockholder shall thereafter be jointly and severally liable for all MMM Losses in excess of the MMM Basket, provided that MMM's and the Stockholder's maximum aggregate liability in respect of all MMM Losses shall not, in the absence of proven fraud by MMM or the Stockholder in respect of any particular MMM Losses, in any event exceed the limitations set forth in Section 8.2(c)(ii) below; provided, however, that the MMM Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the MMM Basket or such limitation of liability, any MMM Losses arising by reason of (A) any breach by MMM or the Stockholder of Section 7.2 above, (B) any failure by MMM to pay or perform when due any of its retained liabilities, or (C) any MMM Losses involving proven fraud by MMM or the Stockholder.

  (c) Except with respect to any Losses involving proven fraud by the subject Seller or the Stockholder, or any breach of Section 7.2 above, or any failure by either Seller to pay or perform when due any of its retained liabilities, (i) PBF and the Stockholder shall not be required to pay indemnification hereunder in respect of PBF Losses in an aggregate amount in excess of the PBF Purchase Price, and (ii) MMM and the Stockholder shall not be required to pay indemnification hereunder in respect of MMM Losses in an aggregate amount in excess of the MMM Purchase Price.
         (d) Each Seller and the Stockholder shall have the option of satisfying a portion of each claim in respect of Losses by tendering to the Parent for cancellation a number of Shares (which, for purposes of this Section 8.2(d), shall include any shares of an Exchange Entity issued in exchange or substitution for the Shares by reason of any Combination) having an aggregate value (determined in accordance with Section 3 above, subject to appropriate arithmetic adjustment to account for any stock split, stock dividend, combination of shares or other such event (including any Combination) which may occur at any time or from time to time subsequent to the date hereof in respect of the outstanding common stock of the Parent) equal to that portion of the subject claim to be satisfied in such manner, which portion shall not exceed (a) as to PBF and the Stockholder, the proportion of the total PBF Purchase Price represented by the value (determined in accordance with Section 3 above, subject to appropriate arithmetic adjustment to account for any stock split, stock dividend, combination of shares or other such event (including any Combination) which may occur at any time or from time to time subsequent to the date hereof in respect of the outstanding common stock of the Parent) of the Shares issued to PBF hereunder, and (b) in the case of MMM and the Stockholder, the proportion of the total MMM Purchase Price represented by the value (determined in accordance with Section 3 above, subject to appropriate arithmetic adjustment to account for any stock split, stock dividend, combination of shares or other such event (including any Combination) which may occur at any time or from time to time subsequent to the date hereof in respect of the outstanding common stock of the Parent) of the Shares issued to MMM hereunder.

(e) The Buyer shall be entitled to indemnification by the Sellers and the Stockholder for Losses only in respect of claims for which notice of claim shall have been given to the subject Seller or the Stockholder on or before December 31, 1997.

    8.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

       8.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen
(15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

     9.        POST-CLOSING EVENTS.

      9.1 Announcements. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the Buyer (in the case of any proposed disclosure or public announcement by either Seller or the Stockholder) or the Stockholder (in the case of any proposed disclosure or public announcement by the Buyer), such approval not to be unreasonably withheld or delayed.

          9.2      Registration of Shares.

(a) To the extent that either or both of the Sellers (or any of their respective Affiliates) still own any or all of the Shares (which, for purposes of this Section 9.2, shall include any shares of an Exchange Entity issued in exchange or substitution for the Shares by reason of any Combination) acquired pursuant to this Agreement, then, at the time that the Parent or the subject Exchange Entity shall file its first registration statement which includes any common stock of the Parent or such Exchange Entity with the Securities and Exchange Commission subsequent to the date hereof (other than a registration statement on Form S-4, S-8 or other comparable form in respect of employee stock options or other employee benefit plans or in respect of any merger, consolidation, acquisition or like transaction), the Parent or such Exchange Entity shall, at its expense, cause all such Shares (or such portion thereof as may be directed by the holders thereof) then owned by the Sellers or their respective Affiliates (collectively, "Holders") to be included in such registration statement, provided that, in connection therewith, and as a condition to the obligations of the Parent or the Exchange Entity under this Section 9.2, each subject Holder shall provide to the Parent or the Exchange Entity and/or its underwriters such information regarding such Holder, and such indemnities and such holdback or "lock-up" agreements, as are reasonably required by the Parent or the Exchange Entity and/or its underwriters and are customary in connection with a public registration, and further provided that each Holder shall be responsible for its own selling expenses and underwriting commissions (if any) in connection with such registration and any sale of its shares; provided, however, that no Holder shall be required to enter into any "lock-up" agreement which, by its terms, would not permit such Holder to freely dispose of up to 20% of its Shares in each three (3) month period commencing six (6) months after the effective date of the subject registration statement.

 (b) Anything elsewhere contained in this Section 9.2 to the contrary notwithstanding, no representation or warranty is made as to the timing of the filing or the effectiveness of any registration statement, and the registration rights in respect of particular Shares shall expire and be of no further force or effect from and after the date that such Shares shall first become eligible for resale under Rule 144 promulgated under the Securities Act of 1933, as amended.

    9.3 Further Assurances. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Business being acquired by the Buyer hereunder. Without limitation of the foregoing, each Seller shall cooperate with the Buyer in order to cause the local telephone company to transfer to the Buyer's name and account all telephone numbers and fax numbers currently held by the Sellers (provided that the Buyer acknowledges that the transfer of such telephone numbers and fax numbers is in the discretion of the local telephone companies).

     10.       COSTS.

  10.1 Finder's or Broker's Fees. Each of the Buyer, the Sellers and the Stockholder represents and warrants that neither they nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except that the Buyer agrees to be solely responsible for any compensation payable to Greyhouse Services Corporation in connection with the transactions contemplated by this Agreement.

 10.2 Expenses. The Buyer, the Sellers and the Stockholder shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     11.       FORM OF AGREEMENT.

      11.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

    11.2 Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          11.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.       PARTIES.

    12.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          12.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

               (i)            If to PBF:

                         Palm Beach Finance and Mortgage Company
                         225 North Military Trail
                         West Palm Beach, Florida  33415

               (ii)           If to MMM:

                         Two Two Five North Military Corp.
                         d/b/a Miracle Mile Motors
                         225 North Military Trail
                         West Palm Beach, Florida  33415

               (iii)          If to the Stockholder:

                         David Baumgardner
                         c/o Robert Saylor, Esq.
                         1615 Forum Place, Suite 300
                         West Palm Beach, Florida 33401

               (iv)      If to the Buyer:

                         c/o Smart Choice Holdings, Inc.
                         625 Main Street, Suite 25
                         Windermere, Florida 34786
                         Attn: Tom Conlan

or to such other address as any party shall have specified by notice in writing given to the other party.

     13.       MISCELLANEOUS.

 13.1 Amendments and Modifications. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

   13.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

       13.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within such State. Except for any judicial proceeding seeking equitable relief as contemplated by Section 7.3(b) above, or as otherwise provided in Section 8.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in Orlando, Florida, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                         FIRST CHOICE AUTO FINANCE, INC.


                         By:       /s/ J. Neal Hutchinson, Jr.
                                   Vice President


                         PALM BEACH FINANCE AND MORTGAGE COMPANY


                         By:  /s/   David Bumgardner, President


                         TWO TWO FIVE NORTH MILITARY CORP.
                         d/b/a Miracle Mile Motors


                         By:  /s/  David Bumgardner, President



                         /s/ David Bumgardner
                         David Bumgardner


     (a)   joins in the representations and warranties of the Buyer made in
Section 5.5 of the foregoing Agreement, and (b) hereby confirms that it will, if, as, when and to the extent contemplated by Section 3 of the foregoing Agreement, redeem Shares as provided therein.

                              SMART CHOICE
                              HOLDINGS, INC.



                              By:  /s/ J. Neal Hutchinson, Jr.
                                   Vice President



                                                          February 14, 1997


Palm Beach Finance and
  Mortgage Company
Two Two Five North
  Military Corp.
David Bumgardner
225 North Military Trail
West Palm Beach, FL

     Re:  Amendment to Asset Purchase Agreement

Gentlemen:

     Reference is made to that certain Asset Purchase Agreement (the "Purchase Agreement") among Palm Beach Finance and Mortgage Company ("PBF"), Two Two Five North Military Corp., d/b/a Miracle Mile Motors
("MMM"),  David  Bumgardner  (the "Stockholder"),  and  First  Choice  Auto
Finance, Inc. (the "Buyer"), as amended. Capitalized terms used herein that are defined in the Purchase Agreement shall have the meanings therein provided. The date of the closing (the "Closing") of the transactions contemplated hereby is referred to herein as the "Closing Date."

     For good and valuable consideration, the parties hereto agree as follows:

     1. Section 3 of the Purchase Agreement is hereby amended so that the requirement that the Buyer make a cash payment of $1,023,148 to PBF as set forth in Section 3.1(a) of the Purchase Agreement and a cash payment of $3,226,852 to MMM as set forth in Section 3.2(a) of the Purchase Agreement are hereby deleted from the Purchase Agreement, and in substitution therefor, the parties hereto agree that the Purchase Agreement shall be amended so that the following shall apply:

          (a) At Closing, the Buyer shall pay MMM and PBF an amount in cash equal to $3,000,000 and shall deliver to them a 30 day Promissory Note in the form attached hereto having a principal amount of $205,574.

          (b) The Buyer shall deliver to MMM and PBF a Convertible Debenture having a principal amount of $467,601 in the form attached hereto.

          (c)  The Buyer shall deliver to MMM and PBF a Secured Convertible
          Note in the principal amount of $800,000, a Loan and Security Agreement and a Corporate Guaranty, all in the form attached hereto.

     2. Section 3 of the Purchase Agreement is hereby amended so that the requirement that the Buyer deliver shares of Smart Choice Holdings, Inc. to the Stockholder shall provide that the Buyer shall deliver a stock certificate to the Stockholder representing 142,857 shares of Class B Common Stock, $.01 par value, of Eckler Industries, Inc. ("Eckler").

     3. Section 1.1(d) and Section 1.2(d) of the Purchase Agreement are amended to provide that signs shall be deleted from the PBF Assets and the MMM Assets.

     4. The $50,000 deposit paid by the Buyer on execution of the Purchase Agreement shall be applied to purchase all the title loans held by PBF on the Closing Date, which are hereby conveyed to the Buyer.

     5. Eckler shall propose to its Board of Directors that the Stockholder be elected to the Board of Directors of Eckler. Eckler agrees to use its best efforts, consistent with the fiduciary obligations of the members of its Board of Directors, to cause the Stockholder to be elected to the Board of Directors of Eckler for the period from the date hereof through the date on which the Debenture and the Note described in Section 1 hereof shall have been paid in full.

      6. In connection with the closing of the transactions contemplated hereby, the Buyer shall indemnify PBF, MMM, the Stockholder, and Beatrice Bumgardner against any loss by any of them with respect to that certain Business Loan Agreement (the "Business Loan Agreement") dated May 8, 1996 between PBF and MMM as borrowers and 1st United Bank pursuant to an Indemnification Agreement in the form attached hereto. The Buyer shall pay in full all amounts outstanding under the Business Loan Agreement no later than 30 days from the date hereof. The Purchase Agreement is hereby amended so that the transfer of the PBF Assets and the MMM Assets with the lien created by the Business Loan Agreement remaining in effect shall not constitute a breach of the Purchase Agreement.

     7. By the execution of this agreement, PBF, MMM, and the Stockholder confirm that the representations and warranties of each of them in the Purchase Agreement are true and correct having been made on the date hereof. Except as amended hereby, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

                                   Very truly yours,

                                   SMART CHOICE HOLDINGS, INC.


                                   By:  /s/ J. Neal Hutchinson, Jr.


                                   FIRST CHOICE AUTO FINANCE, INC.


                                   By:  /s/  J. Neal Hutchinson, Jr.


                                   ECKLER INDUSTRIES, INC.


                                   By:  /s/   J. Neal Hutchinson, Jr.

Accepted and agreed to as of
the date first above written.

PALM BEACH FINANCE AND
  MORTGAGE COMPANY


By:  /s/  David Bumgardner


TWO TWO FIVE NORTH MILITARY CORP.

By:  /s/  David Bumgardner


     /s/  David Bumgardner